MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES





                        CONSOLIDATED FINANCIAL STATEMENTS

                   AS OF MARCH 31, 2000 AND DECEMBER 31, 1999

                AND FOR THE PERIODS ENDED MARCH 31, 2000 AND 1999

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES

                                    I N D E X
                                    ---------
                                                                            PAGE
                                                                            ----
Consolidated Balance Sheets -
    March 31, 2000 and December 31, 1999 (Unaudited)                         3

Consolidated Statements of Income -
    Three months ended March 31, 2000 and 1999 (Unaudited)                   4

Consolidated Statement of Changes in Shareholder's Equity -
    Three months ended March 31, 2000 (Unaudited)                            5

Consolidated Statements of Cash Flows -
    Three months ended March 31, 2000 and 1999 (Unaudited)                   6

Notes to Consolidated Financial Statements (Unaudited)                       7

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                 (Dollars in thousands except per share amounts)

                                                                  March 31, 2000       December 31, 1999
                                                                  ---------------      -----------------

                 ASSETS
Investments:
  Fixed-maturity securities held as available-for-sale
    at fair value (amortized cost $6,148,824 and $6,006,506)          $6,006,638             $5,783,979
  Short-term investments, at amortized cost
    (which approximates fair value)                                      259,656                273,816
  Other investments                                                       15,420                  8,425
                                                                  ---------------      -----------------
      TOTAL INVESTMENTS                                                6,281,714              6,066,220
Cash and cash equivalents                                                  9,260                 33,702
Securities purchased under agreements to resell                          195,000                205,000
Accrued investment income                                                 91,851                 93,512
Deferred acquisition costs                                               255,816                251,922
Prepaid reinsurance premiums                                             407,797                403,210
Reinsurance recoverable on unpaid losses                                  31,439                 30,819
Goodwill (less accumulated amortization of
  $58,125 and $56,906)                                                    84,855                 86,075
Property and equipment, at cost (less accumulated
  depreciation of $33,393 and $31,104)                                   112,329                111,549
Receivable for investments sold                                           80,427                  2,882
Other assets                                                             124,718                161,082
                                                                  ---------------      -----------------
      TOTAL ASSETS                                                    $7,675,206             $7,445,973
                                                                  ===============      =================
          LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
  Deferred premium revenue                                            $2,315,148             $2,310,758
  Loss and loss adjustment expense reserves                              475,062                467,279
  Securities sold under agreements to repurchase                         195,000                205,000
  Deferred income taxes                                                  112,594                 79,895
  Deferred fee revenue                                                    29,409                 28,478
  Payable for investments purchased                                       70,829                 18,948
  Other liabilities                                                      117,039                107,988
                                                                  ---------------      -----------------
      TOTAL LIABILITIES                                                3,315,081              3,218,346
                                                                  ---------------      -----------------

Shareholder's Equity:
  Common stock, par value $150 per share; authorized,
   issued and outstanding - 100,000 shares                                15,000                 15,000
  Additional paid-in capital                                           1,519,199              1,514,014
  Retained earnings                                                    2,936,797              2,858,210
  Accumulated other comprehensive loss,
    net of deferred income tax benefit
    of $(49,417) and $(77,942)                                          (110,871)              (159,597)
                                                                  ---------------      -----------------
      TOTAL SHAREHOLDER'S EQUITY                                       4,360,125              4,227,627
                                                                  ---------------      -----------------
      TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                      $7,675,206             $7,445,973
                                                                  ===============      =================

         The accompanying notes are an integral part of the consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                             (Dollars in thousands)


                                                         Three months ended
                                                              March 31
                                                     ---------------------------
                                                         2000           1999
                                                     -----------    ------------
Revenues:
  Gross premiums written                               $148,837        $154,910
  Ceded premiums                                        (42,966)        (59,996)
                                                     -----------    ------------
     Net premiums written                               105,871          94,914
  (Increase) decrease in deferred premium revenue        (1,167)         17,197
                                                     -----------    ------------
     Premiums earned (net of ceded
       premiums of $38,379 and $30,449)                 104,704         112,111
  Net investment income                                  94,588          88,007
  Net realized gains                                      6,575           7,759
  Advisory fees                                           6,531           4,965
                                                     -----------    ------------
     Total revenues                                     212,398         212,842
                                                     -----------    ------------


Expenses:
  Losses and loss adjustment                              8,587         161,930
  Policy acquisition costs, net                           8,586           9,193
  Operating                                              18,762          18,098
                                                     -----------    ------------
     Total expenses                                      35,935         189,221
                                                     -----------    ------------

Income before income taxes                              176,463          23,621

Provision for income taxes                               50,876           1,212
                                                     -----------    ------------

Net income                                             $125,587         $22,409
                                                     ===========    ============


         The accompanying notes are an integral part of the consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (Unaudited)
                    For the three months ended March 31, 2000

                 (Dollars in thousands except per share amounts)




                                                                                                   Accumulated
                                               Common Stock         Additional                        Other             Total
                                           ---------------------     Paid-in       Retained       Comprehensive     Shareholder's
                                             Shares     Amount       Capital       Earnings           Loss              Equity
                                           ---------- ----------  ------------   ------------  ------------------  ---------------
Balance, January 1, 2000                    100,000     $15,000    $1,514,014     $2,858,210           $(159,597)     $ 4,227,627

Comprehensive income:
  Net income                                    ---         ---           ---        125,587                 ---          125,587
  Other comprehensive income:
    Change in unrealized
     depreciation of investments
     net of change in deferred
     income taxes of $(28,525)                  ---         ---           ---            ---              52,616           52,616
    Change in foreign
     currency translation                       ---         ---           ---            ---              (3,890)          (3,890)
                                                                                                                   ---------------
      Other comprehensive income                                                                                           48,726
                                                                                                                   ---------------
Comprehensive income                                                                                                      174,313
                                                                                                                   ---------------

Dividends declared (per common
  share $470.00)                                ---         ---           ---        (47,000)                ---          (47,000)

Tax reduction related to tax
  sharing agreement
  with MBIA Inc.                                ---         ---         5,185            ---                 ---            5,185
                                           ---------- ----------  ------------   ------------  ------------------  ---------------
Balance, March 31, 2000                     100,000     $15,000    $1,519,199     $2,936,797           $(110,871)     $ 4,360,125
                                           ========== ==========  ============   ============  ==================  ===============


Disclosure of reclassification amount:
   Unrealized appreciation of
    investments arising
    during the period, net of taxes        $56,741
   Reclassification of adjustment,
    net of taxes                            (4,125)
                                          ---------
   Net unrealized appreciation,
    net of taxes                           $52,616
                                          =========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                             (Dollars in thousands)

                                                                       Three months ended
                                                                            March 31
                                                                   ----------------------------
                                                                       2000            1999
                                                                   ------------    ------------
Cash flows from operating activities:
   Net income                                                        $ 125,587       $ 22,409
   Adjustments to reconcile net income to net
     cash provided by operating activities:
     Decrease in accrued investment income                               1,661          3,455
     Increase in deferred acquisition costs                             (3,894)          (498)
     Increase in prepaid reinsurance premiums                           (4,587)       (29,547)
     Increase in deferred premium revenue                                5,754         12,350
     Increase in loss and loss adjustment expense reserves, net          7,163        158,717
     Depreciation                                                        2,289          1,565
     Amortization of goodwill                                            1,220          1,219
     Amortization of bond discount, net                                 (4,410)        (3,661)
     Net realized gains on sale of investments                          (6,575)        (7,759)
     Deferred income tax provision (benefit)                             4,213        (47,058)
     Other, net                                                         46,265        (69,467)
                                                                   ------------    ------------
     Total adjustments to net income                                    49,099         19,316
                                                                   ------------    ------------
     Net cash provided by operating activities                         174,686         41,725
                                                                   ------------    ------------

Cash flows from investing activities:
   Purchase of fixed-maturity securities, net
     of payable for investments purchased                             (733,652)      (555,620)
   Sale of fixed-maturity securities, net of
     receivable for investments sold                                   506,928        321,916
   Redemption of fixed-maturity securities,
     net of receivable for investments redeemed                         76,984        100,133
   Sale of short-term investments, net                                   6,903        100,989
   (Purchase) sale of other investments, net                            (6,201)           643
   Capital expenditures, net of disposals                               (3,090)        (6,196)
                                                                   ------------    ------------
     Net cash used by investing activities                            (152,128)       (38,135)
                                                                   ------------    ------------

Cash flows from financing activities:
   Dividends paid                                                      (47,000)           ---
                                                                   ------------    ------------
     Net cash used by financing activities                             (47,000)           ---
                                                                   ------------    ------------

Net (decrease) increase in cash and cash equivalents                   (24,442)         3,590
Cash and cash equivalents - beginning of period                         33,702          6,546
                                                                   ------------    ------------
Cash and cash equivalents - end of period                              $ 9,260       $ 10,136
                                                                   ============    ============

Supplemental cash flow disclosures:
     Income taxes paid                                                 $   455       $  1,523



         The accompanying notes are an integral part of the consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation
------------------------
The accompanying consolidated financial statements are unaudited and include the accounts of MBIA Insurance Corporation and its Subsidiaries (the "company"). The statements do not include all of the information and disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the company's consolidated financial statements and notes thereto for the year ended December 31, 1999. The accompanying consolidated financial statements have not been audited by independent accountants in accordance with generally accepted auditing standards but in the opinion of management such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the company's financial position and results of operations. The results of operations for the three months ended March 31, 2000 may not be indicative of the results that may be expected for the year ending December 31, 2000. The December 31, 1999 balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.


2. Dividends Declared
-----------------------
Dividends declared and paid by the company during the three months ended March 31, 2000 were $47.0 million.


3. Unallocated Loss Reserve Methodology Update
----------------------------------------------
The company completed an update of its unallocated loss reserving methodology in the first quarter of 1999. The update included an analysis of loss-reserve factors based on the latest available industry data. The company included the analysis of historical default and recovery experience for the relevant sectors of the fixed-income market. Also factored in was the changing mix of the company's book of business. The study resulted in an increase in the company's quarterly loss provision and a one-time charge in the first quarter of 1999 of $153 million to incorporate the new factors on the existing insured portfolio.